UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment of Agency Agreement

On July 22, 2008, Apollo Gold Corporation (“Apollo Gold”) entered into an amendment (the “Amendment”) to the agency agreement (the “Agency Agreement”) dated July 9, 2008 among Apollo Gold, Haywood Securities Inc., the lead agent, and Blackmont Capital Inc. (the “Agents”) pursuant to which the Agents agreed to act as exclusive agents and to offer units of Apollo Gold (the “Units”) for sale to the public on a best efforts basis (the “Offering”) subject to the terms and conditions contained in the Agency Agreement.

Among other things, the Amendment amended the following terms of the Agents’ compensation in connection with the Offering:

•
the commission of 6.5% of the gross proceeds of the Offering to which the Agents are entitled at the closing of the Offering will only be payable in cash (as opposed to either cash or Units at the election of the Agents, as provided in the original Agency Agreement); and

•
the Agents’ non-transferable option to acquire such number of Units as is equal to 6% of the total number of Units sold in the Offering at a price per Unit equal to Cdn$0.60 (the “Agents’ Compensation Option”) will be subject to a 180-day lock up period following the closing of the Offering during which the Agents will be unable to exercise the Agents’ Compensation Option.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by Exhibit 10.1.

Amendment to Asset Purchase Agreement St. Andrew Goldfields Ltd.

On July 23, 2008, Apollo Gold and St Andrew Goldfields Ltd. (“St Andrew”) agreed to amend the Asset Purchase Agreement dated as of June 6, 2008, as amended June 30, 2008, pursuant to which Apollo Gold agreed to purchase from St Andrew the Stock Mill and related assets located near Apollo Gold’s Black Fox Property in Timmins, Ontario. In the amendment, the Company agreed to waive the prohibition on purchase by St Andrew of Apollo Gold securities in order to allow St Andrew to purchase up to 2,400,000 units in the Offering. The purchase price for these units would be Cdn$1.2 million. In the amendment, the parties also agreed that St Andrew would be permitted to resell 2,400,000 shares currently owned by it, in addition to those currently permitted to be sold under the Asset Purchase Agreement, without contractual restriction. Apollo Gold has agreed to file with the U.S. Securities and Exchange Commission a resale registration statement to facilitate public resale of the common shares and warrants purchased in the Offering. Apollo Gold agreed that, within two business days following completion of the Offering, it would pay to St Andrew the Cdn$14.5 million balance still owing to complete the Stock Mill acquisition.

A copy of the amendment to the Asset Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the amendment to the Asset Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by Exhibit 10.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to the Agency Agreement, dated July 22, 2008, among Apollo Gold Corporation, Haywood Securities Inc. and Blackmont Capital Inc.

10.02
Acknowledgment, Consent and Undertaking dated July 23, 2008 provided by Apollo Gold Corporation to St Andrew Goldfields Ltd. amending the Asset Pursuant Agreement among Apollo Gold Corporation, St Andrew Goldfields Ltd. and Fogler, Rubinoff LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2008

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams Chief Financial Officer and Senior Vice President - Finance and Corporate Development